 [LOGO] EAGLE GROWTH SHARES, INC.               PHILADELPHIA FUND, INC [LOGO]



       Philadelphia Fund, Inc.
       File No.: 2-10698




       SUB-ITEM 77K: Changes in registrant's certifying accountant.

       As of June 25, 1997, the Registrant's Board of Directors selected the accounting firm of Briggs, Bunting & Dougherty, LLP to serve as the Registrant's independent certified public accountants for the fiscal year ended November 30, 1997 to fill a vacancy in such position in accordance with Section 32(a)(2) of the Investment Company Act of 1940 resulting from Tait, Weller & Baker's resignation on June 24, 1997. Tait, Weller & Baker had served as the Registrant's independent certified public accountant for the Registrant's two most recent fiscal years ended November 30, 1996. Tait, Weller & Baker's report on the financial statements of the Registrant for that period did not contain an adverse opinion or disclaimer of opinion or was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Tait, Weller & Baker on any matter of accounting principle or practices, financial statement disclosure, or auditing scope of procedure for the Registrant's two most recent fiscal years ended November 30, 1996 and for the interim period from December 1, 1996 through June 24, 1997.

       The Registrant represents that it had not consulted with Briggs, Bunting & Dougherty, LLP at any time prior to their engagement with respect to the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements.





   1200 N. Federal Highway, Suite 424, Boca Raton, FL 33432 * (561) 395-2155

                             TAIT, WELLER & BAKER
                         Certified Public Accountants




                                 July 18, 1997


     Securities and Exchange Commission
     Washington, DC 20549

                                            Re:  Philadelphia Fund, Inc.
                                                 File No.: 2-10698


     Dear Sir or Madam:

          We have read Item 77K of the Form N-SAR of Philadelphia Fund, Inc. for the period ended May 31, 1997, and agree with the statements contained therein.

                                            Very truly yours,
                                            /s/Tait Weller & Baker
                                            Tait, Weller, & Baker










                 Philadelphia, PA * New York, NY * Edison, NJ
            Two Penn Center, Suite 700, Philadelphia, PA 19102-1707
                      (215) 568-2209 * FAX (215) 568-1544